Exhibit 99.01


                Written Statement of the Chief Financial Officer
                          and Chief Executive Officer
                          Pursuant to 18 U.S.C.  1350
                                (Amended)

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Pop N Go, Inc. (the "Company"), hereby certify, based on my knowledge, that this Amended Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities
Exchange  Act  of 1934   and  that  information  contained  in  the  Report
fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:   /s/ Melvin Wyman
          ---------------
          Melvin Wyman
          Chief Financial Officer

Date:   August 12, 2003